As Filed with the Securities and Exchange Commission on August 11, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 11, 2008 (August 5, 2008)

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Annual Incentive Plan.

On August 5, 2008, Monsanto Company’s People and Compensation Committee (the “Committee”) approved the Monsanto Company Fiscal Year 2009 Annual Incentive Plan (the “2009 Plan”).  The 2009 Plan covers the performance period September 1, 2008 through August 31, 2009.  Eligibility includes regular employees who do not participate in a local sales or manufacturing annual incentive plan.  The 2009 Plan excludes from eligibility all employees employed in the U.S. who are members of a collective bargaining unit with whom incentive compensation was the subject of good faith bargaining.

Funding of the 2009 Plan is determined by the Company’s attainment of certain financial goals related to sales (10% weighting), diluted earnings per share (50% weighting) and cash flow (40% weighting) and the determination by the Committee that such attainment satisfies certain subjective performance criteria as determined by the Committee.  Various performance levels are approved by the Committee with a payout level (as a percentage of target annual incentive opportunity) associated with each level of performance as follows: (i) threshold, 35%, (ii) target, 100%, and (iii) outstanding, 200%.

The incentive pool will be funded at no less than 20% of target level funding in the event the Company pays dividends with respect to each of its financial quarters ending during the performance period.  In the event the Company pays dividends with respect to each quarter, but does not attain the threshold level of performance with respect to the diluted earnings per share goal, the incentive pool may not fund at greater than 20% of the target level of funding.  One or more of the financial goals may be funded at above the outstanding level, provided the overall incentive pool would be capped at 200% of target level unless the Committee determines in its discretion to fund above 200%.  Regardless of the attainment of any one or more of the 2009 Plan’s financial goals, the Committee, in its sole discretion, shall determine whether the incentive pool should be funded and the amount of such funding, if any.

A summary of the 2009 Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

TCN Plan Amendment.

On August 5, 2008, the  Committee amended the Monsanto Benefits Plan for Third Country Nationals (the “TCN Plan”), effective August 5, 2008, with respect to Hugh Grant, the Company’s Chairman, President and Chief Executive Officer.  The amendment eliminates any retirement or death benefits under the TCN Plan for Mr. Grant, and fixes his annual disability benefit as $1,233,800 through age 65 in the event he becomes disabled while employed by Monsanto and before he reaches age 65.

Mr. Grant participates in the TCN Plan, which from January 1, 1983, to October 31, 2002 was the Company’s regular, non-qualified pension plan designed to protect certain benefits for employees who were transferred to another country at the organization’s request.  The TCN Plan is a supplemental plan, and is designed to provide a target-level of pension, death and disability benefits to such employees.

The target benefits are set as a percentage of final average pay and are offset by cumulative benefits from certain other pension, death or disability benefit plans or governmental programs in which eligible employees participate.  Benefits under the TCN Plan are offset by, among other things, the Company-paid portion of a participant’s account balances under other plans, including the Company’s Savings and Investment Plan (“SIP”).  As the Company’s stock price increased during recent years, Mr. Grant’s account balance under SIP increased, which offset his benefits under the TCN Plan.  Based on June 30,

2008 estimates, Mr. Grant’s retirement and death benefits under the TCN Plan had zero value, and his disability benefit was $1,233,800 per year.

The Committee amended the TCN Plan to provide that Mr. Grant will continue to be eligible for a disability benefit of $1,233,800 per year should he become disabled while employed by the Company and prior to age 65, with the benefit paid each year through age 65.  The term “disability” is defined so as to comply regulations applicable to Section 409A of the Internal Revenue Code.  The amendment also provides that Mr. Grant is not entitled to any other benefit under the TCN plan, including pension or death benefits.

The TCN Plan and the amendment are filed as Exhibits 10.2 and 10.3 herewith and are incorporated herein by reference.

ITEM 9.01                                Financial Statements and Exhibits.

(d)           Exhibits.  The following documents are filed as exhibits to this report:

Exhibit 10.1	Fiscal Year 2009 Annual Incentive Plan Summary, as approved by the People and Compensation Committee of the Board of Directors on August 5, 2008.
Exhibit 10.2	Monsanto Benefits Plan for Third Country Nationals
Exhibit 10.3	Amendment to Monsanto Benefits Plan for Third Country Nationals, effective August 5, 2008
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 11, 2008

MONSANTO COMPANY

By:	/s/ Jennifer L. Woods
Name:	Jennifer L. Woods
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 10.1	Fiscal Year 2009 Annual Incentive Plan Summary, as approved by the People and Compensation Committee of the Board of Directors on August 5, 2008.
Exhibit 10.2	Monsanto Benefits Plan for Third Country Nationals
Exhibit 10.3	Amendment to Monsanto Benefits Plan for Third Country Nationals, effective August 5, 2008